UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2025

XAI Octagon Floating Rate & Alternative Income Trust

(Exact name of registrant as specified in its charter)

Delaware	811-23247	82-235867
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 North Clark Street, Suite 2430, Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

Registrants telephone number, including area code (312) 374-6930

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	XFLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 29, 2025, the holders of the Trust’s 6.95% Series II 2029 Convertible Preferred Shares, par value $0.01 per share, liquidation preference $25.00 per share (the “6.95% Series II 2029 Convertible Preferred Shares”), adopted and approved Amendment No 1. to Appendix D, effective as of June 10, 2024, to the Trust’s Statement of Preferences of Term Preferred Shares, effective as of March 23, 2021 (the “Statement of Preferences”) establishing the preferences, voting powers, restrictions, limitations as to dividends and distributions, conversion privilege, qualifications and terms and conditions of redemption of the Trust’s 6.95% Series II 2029 Convertible Preferred Shares, in order to eliminate the Non-Call Period applicable to the 6.95% Series II 2029 Convertible Preferred Share, which Amendment No. 1 was accepted and approved by the Board of Trustees of the Trust. A copy of Amendment No. 1 is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events

On December 30, 2025, the Trust gave notice of its intent to call for redemption all 1,100,000 shares of its issued and outstanding 6.95% Series II 2029 Convertible Preferred Shares on January 30, 2026.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Amendment No 1. to Appendix D to Statement of Preferences of Term Preferred Shares

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XAI OCTAGON FLOATING RATE & ALTERNATIVE INCOME TRUST

Date: December 30, 2025	By:	/s/ Benjamin D. McCulloch
	Name:	Benjamin D. McCulloch
	Title:	Secretary and Chief Legal Officer